SCHEDULE 14A INFORMATION
               REVOCATION STATEMENT PURSUANT TO SECTION 14(A)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant {X}

Filed by a Party other than the Registrant {_}

Check the appropriate box:

{_} Preliminary Proxy Statement (Revocation of Consent Statement) {_} Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
{_}     Definitive Proxy Statement (Revocation of Consent Statement)
{_}     Definitive Additional Materials
{X}     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    GREAT WESTERN FINANCIAL CORPORATION
                 -----------------------------------------
              (Name of Registrant as Specified in Its Charter)


                 -----------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
{X}     No fee required.

{_} Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1) Title of each class of securities to which transaction applies:

        (2)    Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____

        (4)    Proposed maximum aggregate value of transactions:  _________

        (5)    Total fee paid.

--------
{_}     Fee paid previously with preliminary materials.

{_} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid: ____________________________________
        (2)    Form, Schedule or Registration Statement No.: ______________
        (3)    Filing Party: ______________________________________________
        (4)    Date Filed: ________________________________________________





                          WASHINGTON MUTUAL, INC.

                                MERGER WITH

                    GREAT WESTERN FINANCIAL CORPORATION

                               MARCH 6, 1997




Five-Year Comparison of Selected Financial Measures(a)

                             EPS - Recurring(b)

             1992         1993          1994           1995          1996
WAMU        $1.84        $2.30         $2.62          $2.76         $3.39
AHM         $1.00       -$1.73         $1.47          $1.38         $1.90


                            Dividends per Share

             1992         1993          1994           1995          1996
WAMU        $0.33         0.50          0.70           0.77          0.90
AHM         $0.88         0.88          0.88           0.88          0.88


                            ROAA - Recurring(b)

             1992         1993          1994           1995          1996
WAMU         1.12%        1.09%         1.03%          0.97%         0.95%
AHM          0.24%       -0.41%         0.36%          0.34%         0.47%


                            ROACE - Recurring(b)

             1992         1993          1994           1995          1996
WAMU        16.1%        17.8%         17.3%          16.3%         17.8%
AHM          4.6%        -8.5%          8.2%           8.0%         10.6%

(a) Reflects numbers as originally reported (prior to restatement for pooling transactions).

(b)     1993 and 1996 figures adjusted to reflect tax rate of 40.0%.




Five-Year Comparison of Selected Financial Measures(a)

($ in billions)                         Deposits

             1992           1993          1994           1995         1996
WAMU         $5.4           $9.4          $9.8          $10.6        $24.1
AHM         $39.3          $38.0         $40.7          $34.2        $34.8


                                  Equity

             1992           1993          1994           1995         1996
WAMU         $0.9           $1.2          $1.3           $1.6         $2.4
AHM          $2.7           $2.9          $3.0           $3.1         $2.4


                               Reserves/NPLs

             1992           1993          1994           1995         1996
WAMU           96%          135%           180%          161%          107%
AHM            24%           50%            50%           43%           50%


                           NPAs + Restructures/Assets

             1992           1993          1994           1995         1996
WAMU         1.52%          0.75%         0.49%          0.51%        0.99%
AHM          4.74%          2.09%         1.79%          2.20%        2.07%


(a) Reflects numbers as originally reported (prior to restatement for pooling transactions).




Overview of Proposed Combination from Great Western's Perspective

This transaction is a better strategic transaction for Great Western and its shareholders.

-   Strategic Reasons:
    -  Shared strategic visions
    -  Creates powerful West Coast franchise
    -  Strong historical and projected core growth
    -  Superior financial results and returns to shareholders
    -  Superior geographic and product diversification
    -  Management with proven track record

-   Financial Reasons:
    -  More attractive offer and currency
    -  Better shareholder value today and into the future
    -  Greater EPS accretion to Great Western shareholders
    -  Higher quality balance sheet
    -  Significantly higher capital ratios
    - Earnings growth generated through fundamental business strength, not through share repurchases
    -  Avoidance of goodwill charge provides financial flexibility



Comparison of Alternatives

                                     WAMU/GWF Merger          AHM/GWF Merger

Acquiror's Closing Price
(3/5/97)                                   $53.25                 $42.00

Proposed Exchange Ratio                      0.90x                  1.05x

Implied Value per GWF Share                $47.93                 $44.10
---------------------------

1998E GAAP EPS per GWF Share                $4.34                  $3.49
        Percent Change(a)                      40%                    13%

1999E GAAP EPS per GWF Share                $5.13                  $4.31
        Percent Change(a)                      51%                    27%

Tangible Common Equity/
Tangible Assets(b)                           4.69%                  3.85%
        Basis Point Change(c)                 (34)                  (118)


Source:  Prospective buyers' respective presentations to analysts.

(a) Relative to First Call mean estimate for 1998. 1999 assumes 10% EPS growth over 1998 First Call mean estimate.
(b)     Pro forma at December 31, 1996.
(c)     Relative to December 31, 1996, stand-alone.



Comparison of Historical Total Return to Shareholders

        Compounded Annual total Return to Shareholders(a)
Company/Index        Year-to-Date    1 Year    3 Years    5 Years   10 Years

Washington Mutual          22%          54%       26%        27%       24%
Ahmanson                   31           27        23         18         9

S&P 500 Index               8%          23%       20%        15%       15%

S&P Bank Index(b)          16           42        29         26        NA

S&P Thrift Index(c)        32           20        20         14        NA


(a) Stock price appreciation plus reinvestment of dividends. As of the respective period ending December 31, 1996.

(b) Includes Banc One, Bank of Boston, Bank of New York, BankAmerica, Bankers Trust, Barnett, Chase Manhattan, Citicorp, Comerica, CoreStates, Fifth Third, First Bank System, First Chicago NBD, First Union, Fleet, KeyCorp, Mellon, J.P. Morgan, NationsBank, National City, Norwest, PNC Bank, Republic of New York, SunTrust, USBC, Wachovia and Wells Fargo.

(c)     Includes H.F. Ahmanson, Golden West and Great Western.


        Great Western and certain other persons named below may be deemed to be participants in the solicitation of revocations of consents in response to Ahmanson's consent solicitation. The participants in this solicitation may include the directors of Great Western (James F. Montgomery, John F. Maher, Dr. David Alexander, H. Frederick Christie, Stephen E. Frank, John V. Giovenco, Firmin A. Gryp, Enrique Hernandez, Jr., Charles D. Miller, Dr. Alberta E. Siegel and Willis B. Wood, Jr.); the following executive officers of Great Western: J. Lance Erikson (Executive Vice President, Secretary and General Counsel), Carl F. Geuther (Vice Chairman and Chief Financial Officer), Michael M. Pappas (Vice Chairman and President, Consumer Finance Division), A. William Schenck III (Vice Chairman), Ray W. Sims (Executive Vice President), and Jaynie M. Studenmund (Executive Vice President); and the following other members of management of Great Western: Stephen F. Adams (First Vice President, Asso- ciate General Counsel and Assistant Secretary), Bruce F. Antenberg (Senior Vice President-Finance, Treasurer and Assistant Secretary), Barry R. Barkley (Senior Vice President and Controller), Ian D. Campbell (Senior Vice Presi-dent), Charles Coleman (Vice President, Great Western Bank), Allen D. Meadows (Senior Vice President, Great Western Bank), and John A. Trotter (First Vice President, Great Western Bank).

        As of the date of this communication, James F. Montgomery and John
F. Maher beneficially owned 605,488 shares and 611,762 shares of Great Western common stock, respectively (including shares subject to stock options exercisable within 60 days). The remaining participants do not beneficially own, individually or in the aggregate, in excess of 1% of Great Western's equity securities.